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                                                                   EXHIBIT 10.16



                   AMENDMENT NUMBER THIRTEEN TO LOAN AGREEMENT


         THIS AMENDMENT to the Loan Agreement entered into as of October 4, 1993, between ARI NETWORK SERVICES, INC. ("ARI") and WITECH CORPORATION ("WITECH'), as amended (the "Loan Agreement"), is dated September 14, 1998.

                                   BACKGROUND

         This Amendment to the Loan Agreement reflects the mutual understanding and agreement of the parties to amend the Loan Agreement regarding the provision by WITECH of a revolving credit facility to ARI.

         NOW, THEREFORE, the parties agree as follows:

1. Subject to paragraph 4 below, the amount stated in Paragraph 2.2 of the Loan Agreement shall be changed to Two Million Eight Hundred Thousand Dollars ($2,800,000).

2. Subject to paragraph 4 below, in Exhibit 1.1 to the Agreement, in the definition of "Total Loan Commitment," the reference to "Two Million Dollars ($2,000,000)" is deleted and "Two Million Eight Hundred Thousand Dollars ($2,800,000)" is substituted therefor.

3. Subject to paragraph 4 below, in Exhibit 2.2(a), the reference to "Two Million Dollars ($2,000,000)" is deleted and "Two Million Eight Hundred Thousand Dollars ($2,800,000)" is substituted therefor.

4. Any borrowings in excess of $2.0 million under the Loan Agreement shall be repaid with the proceeds of any common stock offerings for cash (other than pursuant to director or employee benefit plans or upon exercise of outstanding warrants) by ARI. The $2.8 million amount referenced in paragraphs 1, 2, and 3 above shall be reduced by the amount of such proceeds (and the Loan Agreement automatically amended accordingly); provided, however, the amount of the reduction shall not exceed $800,000 (and, therefore, the availability under the Loan Agreement shall not be reduced to less than $2.0 million).

5. In consideration of the agreements by WITECH reflected in the Amendment Number Thirteen, ARI shall issue to WITECH 250 additional shares of Series A Preferred Stock, subject to Board of Directors approval of such issuance and Board of Directors and shareholder approval of appropriate amendments to ARI's articles of incorporation to permit such issuance. In the event that Board and shareholder approvals are not received by December 31, 1998, ARI shall issue to WITECH 250 shares of newly-created Series B Preferred Stock that will be substantially identical to the Series A Preferred Stock, except dividends shall accrue from the date hereof and the Series B Preferred Stock shall be junior to the Series A Preferred Stock in respect of dividends and other distributions.

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6. Subject to the amendments described herein, the Loan Agreement, as amended, and associated documents and agreements remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers as of the date first above written.

WITECH CORPORATION                             ARI NETWORK SERVICES, INC.



By:  /s/  Francis Brzezinski                   By:  /s/  Brian E. Dearing
   -------------------------------                -----------------------------
    Francis Brzezinski, President                 Brian E. Dearing, Chairman,
                                                  President and Chief Executive
                                                  Officer


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